UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 28, 2008

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 N.E. Evangeline Thruway

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2008, OMNI Energy Services Corp. (the “Company) announced that it and Mr. Klug agreed to settle the claims under the lawsuit filed by Mr. Klug against the Company and certain directors, among others, on December 12, 2007. Pursuant to the settlement agreement effective April 28, 2008, the Company and Mr. Klug mutually agreed to terminate his employment agreement with the Company. Pursuant to the settlement agreement, the Company and Mr. Klug entered into a Termination and Mutual Release Agreement (the “Release Agreement”) effective April 28, 2008, pursuant to which the Restricted Stock and Stock-Based Award Incentive Agreement dated January 5, 2007 was terminated and both the Company and Mr. Klug waived, released and discharged each other from all claims, liabilities, demands, and causes of action to which each party may have or claim to have against the other party, except for breaches of any of the agreements described in this Form 8-K. As part of the settlement, the Company will pay to Mr. Klug $125,000 immediately and an aggregate additional amount of $1.13 million, which amount has been placed in trust for payout of $200,000 on October 29, 2008 and the remainder of the trust amount on January 2, 2009.

In addition, the Company and Mr. Klug entered into a Noncompetition Agreement effective April 29, 2008 (the “Noncompetition Agreement”), which contains a non-compete for a period of two years and a non-solicitation provision for a period of one year from the date of the agreement. Pursuant to the Noncompetition Agreement, the Company issued 400,000 shares of restricted stock to Mr. Klug under a restricted stock agreement (“RSA”), and will pay an aggregate of $168,000 over the next three calendar quarters. Under the RSA, the restricted shares vest on January 1, 2009, but the shares will remain subject to transfer restrictions that lapse quarterly as to 33,333 shares after an initial lapse of transfer restrictions as to 100,000 shares on January 1, 2009.

The settlement agreement provides for the dismissal of the lawsuit with prejudice against all defendants named therein.

The foregoing descriptions of the Release Agreement, the RSA, and the Noncompetition Agreement do not purport to be complete and are qualified in their entirety by reference to the Release Agreement, the RSA, and the Noncompetition Agreement, respectively, which are attached hereto as Exhibit 10.1, 10.2, and 10.3, respectively, and incorporated herein by reference.

A copy of the press release announcing the settlement of the lawsuit is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
10.1	Termination and Mutual Release Agreement effective as of April 28, 2008, by and between OMNI Energy Services Corp. and G. Darcy Klug

10.2	Restricted Stock Agreement effective as of April 29, 2008, between OMNI Energy Services Corp. and G. Darcy Klug

10.3	Noncompetition Agreement effective as of April 29, 2008, by and between OMNI Energy Services Corp. and G. Darcy Klug

99.1	Press release dated April 29, 2008 issued by OMNI Energy Services Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.
Dated: May 2, 2008

	By:	/s/ Ronald D. Mogel
Ronald D. Mogel
Senior Vice President and Chief Financial Officer